AMERICAN-STANDARD
                         EMPLOYEE STOCK OWNERSHIP PLAN
                (As Amended and Restated as of January 1, 1994)

                                Amendment No. 1


         American Standard Companies Inc., (the "Company"), a Delaware corporation which is the sponsor of the American-Standard Employee Stock Ownership Plan (the "Plan"), hereby amends the Plan as follows, as authorized by the Board of Directors of the Company on December 1, 1994:

         I.       Section 3(b) is amended to read as follows:

                  A Member is entitled to share in the allocations of Basic Contributions and Discretionary Contributions under Sections 6(a) and (b) for each Plan Year in which he is an eligible Employee on the Allocation Date, provided that, any contrary or inconsistent provision of the Plan notwithstanding, (i) if an Employee's Service is broken due to a Permanent Shutdown the effective date of which is not December 31 of any Plan Year, or
(ii) if an Employee transfers to hourly-paid status as of a date other than December 31 of any Plan Year, such Employee shall receive, for the Plan Year in which such Permanent Shutdown or transfer occurs, a Basic Contribution based on his Compensation during the Plan Year up to the date of such Permanent Shutdown or transfer. A Member is also entitled to share in the allocations of Basic Contributions and Discretionary Contributions for the Plan Year of his Retirement, Disability, or death.

          II. Add a sentence to the end of the first paragraph of Section 4(b) as follows:

                  The amount of any Matching Contributions calculated under this
Section 4(b) shall be reduced by  Forfeitures  available  for this purpose under
Section 6(c).

          III. In Section 6, the first sentence of the paragraph called "Company Stock Account" is amended to read as follows :

                  The Company Stock Account maintained for each Member will be credited annually with his allocable share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust as an Employer Contribution, and with any stock dividends on Company Stock allocated to his Company Stock Account.

         IV. In Section 6, the first sentence of the paragraph called "Cash Account" is amended to read as follows:

                  The Cash Account maintained for each Member will be credited annually with his allocable share of Employer contributions that are not in the form of Company Stock, with any cash dividends on Company Stock allocated to his Company Stock Account (other than currently distributed dividends) and any net income (or loss) of the Trust.

         V.       Section 6(c) is amended to read as follows:

                  (c) Discretionary Contributions and Forfeitures. Any Discretionary Contributions under Section 4(c) for each Plan Year will be allocated as of the Allocation Date among the accounts of Members so entitled under Section 3(b) in the ratio that the Compensation of each such Member



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bears to the  total  Compensation  of all  Members,  subject  to the  allocation limitations described in Section 7. Forfeitures under Section 10(b) for each Plan Year shall first be applied to restore Account balances under Section 10(c) and then to reduce future Matching Contributions under Section 4(b).

          VI. The words "and Forfeitures" is deleted from the second sentence of
     Section 6(d).

          VII. The third paragraph of Section 7(a) is amended to read as follows:

                  Except as provided below, if the aggregate amount that would be allocated to a Member in the absence of these limitations wold exceed the amount set forth in these limitations, his "annual additions" under the Savings Plan shall be reduced in accordance with the terms thereof prior to any reduction in the allocation to his Accounts under this Plan. To the extent permitted under the Code and the regulations thereunder (including 1.415-6(b)(6)), any Employer Contributions which can not be allocated to a Member's Accounts by reason of these limitations shall be credited to an "Employer Contribution Suspense Account" and allocated pursuant to Section 4 of the Plan (prior to the allocation of any Employer Contributions for such succeeding Plan
Year).

         VIII.             Section 10(b) is amended to read as follows:

                  (b) Forfeitures. To the extent that a Member is not vested, the non-vested balances in his Accounts will become Forfeitures as of the date on which his employment terminates. All Forfeitures will be applied as provided in Section 6(c) as soon as administratively practicable.


         IN WITNESS WHEREOF, American Standard Companies Inc., has caused this Amendment No. 1 to the American-Standard Employee Ownership Plan (As Amended and Restated As of January 1, 1994) to be executed by its undersigned duly authorized officer this ___nd day of December 1994, effective as of January 1, 1995.

          American Standard Companies Inc.

          By:____________________________
              Adrian B. Deshotel
               Vice President-Human Resources